Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
inno holdings INC.
A TEXAS CORPORATION

As amended and restated on December 18, 2023

AMENDED AND RESTATED BYLAWS
OF
inno holdings INC.

i

ii

AMENDED AND RESTATED
BYLAWS
OF
inno holdings INC.

Article I - NAME AND OFFICES

Section 1.01 Principal Office Address. The principal office and place of business of the Corporation shall be located at 2465 FM-359 South, Suite A in the City of Brookshire and County of Waller, Texas 77423. Anything in these Bylaws to the contrary notwithstanding, revision of the registered office or the registered agent of the corporation in accordance with the provisions of the Texas Business Organizations Code (the “TBOC”) shall automatically and without further action amend this Section 1.01 to name such newly adopted office or registered agent.

Section 1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II - SHAREHOLDERS’ MEETINGS

Section 2.01 Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the Corporation or at any other place (within or without the State of Texas) as the Board of Directors or shareholders may from time to time select.

Section 2.02 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held to elect directors and to transact such other business as may properly be brought before the annual meeting. The annual meeting shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the annual meeting. Failure to hold any annual meeting shall not result in the winding up or termination of the Corporation.

Section 2.03 Special Meetings.

(a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the TBOC or by the Certificate of Formation or by these Bylaws, may be called by (i) the Chairman of the Board, (ii) a majority of the Board of Directors, or (iii) the chief executive officer, and shall be called by the Chairman of the Board or Secretary at the request in writing of shareholders owning not less than twenty percent (20%) of the issued and outstanding shares of the Corporation entitled to vote at such meeting (the “requisite percent”). Special meetings of shareholders shall be held on such date, and at such time and place, as shall be designated by the board of directors in accordance with these Bylaws. Business transacted at a special meeting shall be confined to the objects stated in the notice of the meeting.

(b) In order for a special meeting requested by the shareholders (a “shareholder-requested special meeting”) to be called, a written request for a special meeting signed by the shareholder(s) owning at least the requisite percent of shares entitled to vote at a meeting as of the date of the request (the “special meeting request”), must be delivered to the Secretary at the principal executive offices of the Corporation.

A special meeting request shall:

(1)	state the business (including the identity of nominees for election as director, if any) proposed to be acted on at the meeting;

(2)	bear the date of the signature of each shareholder submitting the special meeting request;

(3)	set forth the name and address of each shareholder submitting the special meeting request; and

(4)	include documentary evidence that the requesting shareholders own the requisite percent of shares as of the date of the special meeting request.

The special meeting request shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such request shall be true and correct for the shareholder-requested special meeting. Such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than eight (8) business days prior to the date for the meeting.

(c) After receiving a special meeting request, the Board of Directors shall determine whether the shareholder(s) requesting the special meeting have satisfied the requirements for calling a shareholder-requested special meeting, and the Corporation shall notify the requesting shareholder(s) of the Board of Directors’ determination about whether the special meeting request is valid. If the special meeting request is valid, the date, time and place of the special meeting shall be fixed by the Board of Directors, which date of the special meeting shall not be more than ninety (90) days after the date on which the Board of Directors receives the special meeting request. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 2.08 of these Bylaws.

(d) A special meeting request shall not be valid, and the Corporation shall not call a special meeting if:

(1)	the special meeting request relates to an item of business that is not a proper subject for shareholder action under, or that involves a violation of, applicable law or the Certificate of Formation of the Corporation;

(2)	an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) to an item presented at a meeting of shareholders occurring within ninety (90) days preceding the earliest date of signature on the special meeting request;

(3)	the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of shareholders; or

(4)	the special meeting request does not comply with the requirements of these Bylaws.

(e) Business transacted at any shareholder-requested special meeting shall be limited to: (i) the purpose stated in the valid special meeting request received from the requisite percent, and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting (which the Board of Directors may revise or supplement).

Section 2.04 Notice. Written notice stating the place, day and hour of any shareholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Chairman of the Board, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice required under this Section 2.04 may be achieved through the means described in Article V of these Bylaws.

Section 2.05 Quorum; Adjournments. A quorum shall be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at such meeting unless otherwise provided by the Certificate of Formation or the TBOC. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If, however, a quorum shall not be present at any meeting of shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by the Board of Directors or by a vote of the holders of a majority of the shares represented in person or by proxy at such meeting until a quorum shall be present. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.06 Method of Voting. Where a quorum is present at any meeting of the shareholders, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at the meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Formation. If a quorum exists, action on any matter, including the election of directors, by a voting group shall be approved by the affirmative vote of a majority of the votes cast, unless the Certificate of Formation, these Bylaws or the TBOC require a greater number of affirmative votes. In the event that the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Formation or these Bylaws) shall be elected by a plurality of the voting power of the shares entitled to vote who are present, in person or by proxy, at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.06, a majority of the votes cast means that the number of shares voted “for” a proposal, including the election of directors, must exceed the number of shares voted “against,” or “withheld” for, that proposal, and an abstention shall not constitute a vote cast. If, for any cause, the entire Board of Directors shall not have been elected at an annual meeting, any vacancies may be filled by an election as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided in these Bylaws.

Section 2.07 Proxies. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Proxies shall not be withheld for the purpose of preventing the attainment of a quorum.

Section 2.08 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution or share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders, such record shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

Section 2.09 Voting List.

(a) The officer or agent of the Corporation having charge of the share transfer books of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

(b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 2.10 Organization of Shareholder Meetings. At each meeting of the shareholders and except as otherwise set forth by resolution of the board of directors, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall call meetings of the shareholders to order and serve as presiding officer of the meeting: (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President, and (iv) any director designated by the Board of Directors for such purpose. The Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer at the meeting shall act as Secretary of the meeting.

Section 2.11 Conduct of Shareholder Meetings.

(a) The Board of Directors may, to the extent not prohibited by applicable law, adopt by resolution such rules, regulations and procedures for the conduct of any annual or special meeting of shareholders as the Board of Directors shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the presiding officer of any meeting of shareholders shall have the right, power and authority to convene and to recess or adjourn the meeting, to prescribe such rules, regulations or procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting of shareholders.

(b) Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may to the fullest extent not prohibited by applicable law include, without limitation, the following:

(1)	the establishment of an agenda or order of business for the meeting;

(2)	rules and procedures for maintaining order at the meeting and the safety of those present;

(3)	restrictions on the entry to the meeting after the time fixed for the commencement thereof;

(4)	the manner in which all persons attending the meeting may participate, including limitations on the time allotted to questions or comments by participants;

(5)	excluding any shareholder or its proxy from any meeting of the shareholders based upon any determination, in the presiding officer of the meeting’s sole discretion, that such person has unduly disrupted the proceedings; and

(6)	the opening and closing of the voting polls.

(c) The presiding officer of any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding officer of the meeting should so determine, the presiding officer of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.12 Shareholder Proposals.

(a) At any annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the annual meeting (i) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) by any shareholder or group of shareholders entitled to vote at the annual meeting who comply with the procedures set forth in this Section 2.12.

(b) For business properly to be brought before an annual meeting by shareholder(s), the shareholder(s) must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely in connection with an annual meeting, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one-hundred twenty (120) calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) calendar days prior to such anniversary date or delayed more than sixty (60) calendar days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of seventy (70) calendar days prior to the date of the annual meeting or the close of business on the seventh (7th) calendar day following the date on which notice of the annual meeting is first mailed by or on behalf of the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of the notice required by this Section 2.12(b).

(c) To be in proper written form, the notice to the Secretary shall set forth in writing, either in the mail or pursuant to Article V of these Bylaws, as to each matter the shareholder(s) propose to bring before the annual meeting:

(1)	a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(2)	the text of the proposal or business (including the text of any resolutions proposed for consideration);

(3)	the shareholder’s name and address, as they appear on the Corporation’s books;

(4)	the class and number of shares of the Corporation and any other securities of the Corporation which are, directly or indirectly, owned by such shareholder, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder with respect to the Corporation’s securities;

(5)	any proxy (other than a revocable proxy given solely in response to a solicitation made by such shareholder to all of the Corporation’s other shareholders pursuant to a publicly disclosed proxy solicitation statement, a true and complete copy of which has previously been delivered to the Secretary of the Corporation at the principal executive offices of the Corporation);

(6)	any interest of the shareholder or its proxy in such business being proposed; and

(7)	any agreements the shareholder proposing such business has with other persons or entities in connection with such business.

(d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12. The presiding of the meeting shall refuse to acknowledge or consider any business that is not properly brought before the meeting in accordance with the provisions of this Section 2.12.

Section 2.13 Nominations for Directors.

(a) Subject to the rights granted to a particular class or series, nominations for the election of directors may be made (i) by or at the direction of a majority of the Board of Directors, or (ii) by any shareholder or group of shareholders entitled to vote for the election of directors who complies with the procedures set forth in this Section 2.13.

(b) All nominations for directors by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, such notice shall be delivered pursuant to Article V of these Bylaws, or mailed and received at, the principal executive offices of the Corporation not less than seventy five (75) nor more than one-hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) calendar days prior to such anniversary date or delayed more than sixty (60) calendar days after such anniversary date then to be timely such notice must be received by the Corporation no later than the later of seventy (70) calendar days prior to the date of the annual meeting or the close of business on the seventh (7th) calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Corporation or the day on which public announcement is first made of the date of the annual meeting.

(c) To be in proper written form, such notice to the Secretary shall set forth in writing:

(1)	the name and address of the shareholder(s) who intends to make the nomination and of the person or persons intended to be nominated;

(2)	the class and number of shares of stock of the Corporation which are owned by such shareholder(s) intending to make the nomination, and any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such shareholder with respect to the Corporation’s securities;

(3)	a representation that the shareholder(s) are a holder of shares of the Corporation entitled to vote at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(4)	a description of all arrangements or understandings between the shareholder(s) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(5)	as to the nominee, other directorships currently held, or held during the past five (5) years, (A) at any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act, or (B) at any other financial institution or bank holding company, in each case, naming such company, financial institution or bank holding company;

(6)	any significant interests in the securities of any principal competitor of the Corporation or its subsidiaries held by such nominee, or the shareholder(s) proposing the nominee, and any direct or indirect interest of such shareholder(s) or nominee, or beneficial owner of such shareholder(s) or nominees, if any, or any of their respective affiliates and associates, or others acting in concert therewith, in any contract with any principal competitor of the corporation or its subsidiaries (including, in any such case, any employment agreement, indemnification agreement or consulting agreement);

(7)	a completed questionnaire and a written representation and agreement signed by the nominee pursuant to Section 2.14 of these Bylaws; and

(8)	any other information reasonably requested by the Corporation.

(d) No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in these Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Section 2.14 Submission of Questionnaire, Representation and Agreements. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a shareholder pursuant to the provisions of Section 2.13 of these Bylaws must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

(1)	is not and will not become a party to:

(i)	any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the Corporation; nor

(ii)	any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(2)	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(3)	in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, resignation, confidentiality and publicly disclosed stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

Section 2.15 Action by Written Consent of Shareholders.

(a) Subject to Section 2.15(b), any action required or permitted by the TBOC to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action that is the subject of the consent.

(b) If the Certificate of Formation so provides, any action required or permitted by the TBOC to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. Every written consent shall bear the date of signature of each shareholder who signs the consent. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The consent shall be placed in the minute book of the corporation. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation as set forth below in this Section 2.15, the consent or consents signed by the holder of holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the Chief Executive Officer or the Chairman of the Board of the Corporation. An electronic mail message or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for the purposes of this Section 2.15.

Section 2.16 Presence at Meetings by Means of Communication Equipment. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.16 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article III - DIRECTORS

Section 3.01 Powers. The property, business and affairs of the Corporation and all corporate powers shall be managed by the Board of Directors, subject to any limitation imposed by statute, the Certificate of Formation or these Bylaws.

Section 3.02 Number and Term of Directors. The number of directors shall be fixed and determined from time to time by resolution of a majority of the full Board of Directors at any annual, regular, or special meeting, provided, that any decrease in the number of directors does not shorten the time of any incumbent director, provided further, that the number of directors shall be no less than five (5) nor more than fifteen (15). Directors shall be elected by the shareholders at each annual meeting of the shareholders, except as provided in Section 3.05, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Texas.

Section 3.03 Resignation. A director may resign at any time on written notice to the Board of Directors or to the Chairman of the Board. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 3.04 Removal. Any director may be removed at any time, with or without cause, at any special or annual meeting of the shareholders, by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Certificate of Formation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series.

Section 3.05 Vacancies. Subject to other provisions of this Article III, any vacancy occurring in the Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 3.11. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.

Section 3.06 Reserved.

Section 3.07 Meetings. Meetings of the Board of Directors shall be held at the principal business office of the Corporation or at any other place (inside or outside of the State of Texas) as the Chairman of the Board may from time to time select. The Chairman of the Board, and in his absence, the President or any director appointed by the Board of Directors for such purpose, shall preside at all meetings of the Board of Directors. The Board of Directors shall annually appoint an officer of the Corporation to serve as secretary of the Board of Directors.

Section 3.08 Annual Meeting. The Board of Directors shall meet each year as soon as reasonably practicable after the adjournment of each annual shareholders’ meeting to elect officers and consider other business. Notice of the annual meeting of the Board of Directors shall not be required.

Section 3.09 Regular Meetings. Regular meetings of the Board of Directors shall be held at least quarterly at such date, time and place as is designated by the Chairman of the Board, or in the absence of such designation, by any three (3) directors. Written notice of each regular meeting, setting forth the date, time and place of the regular meeting, shall be given to each director in accordance with Article V of these Bylaws.

Section 3.10 Special Meetings. Special meetings of the Board of Directors may be called at any time by or at the request the Chairman of the Board, and shall be called by the Secretary on the written request of any three (3) directors. Written notice of each special meeting, setting forth the date, time and place of the special meeting, shall be given to each director in accordance with Article V of these Bylaws.

Section 3.11 Quorum of Directors; Majority Vote; Adjournment. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in the manner provided in Section 3.02 shall constitute a quorum for the transaction of business. At all meetings of committees of the Board of Directors (if one or more be designated in the manner described in Section 3.13), the presence of a majority of the number of directors fixed from time to time by resolution of the Board of Directors to serve as members of such committees shall constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the directors present and entitled to vote at any meeting of the Board of Directors or a committee of the Board of Directors at which there is a quorum shall be the act of the Board of Directors or the committee, except as may be otherwise specifically provided by the TBOC, the Certificate of Formation or these Bylaws. Directors with an interest in a business transaction of the Corporation and directors who are directors or officers or have a financial interest in any other corporation, partnership, association or other organization with which the Corporation is transacting business may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board of Directors to authorize such business transaction. If a quorum shall not be present at any meeting of the Board of Directors or a committee thereof, a majority of the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by such majority of directors, until a quorum shall be present.

Section 3.12 Presumption of Assent. A director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.13 Committees. The Board of Directors may from time to time designate members of the Board of Directors to constitute committees, which shall in each case consist of such number of directors and shall have and may exercise such power, as the Board of Directors may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

Section 3.14 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.15 Action by Unanimous Consent. Any action that may be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the board of directors or the committee thereof, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this Section 3.15 is effective when the written consents of all directors are delivered to the Corporation, unless a different effective date is specified therein.

Section 3.16 Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article IV - OFFICERS

Section 4.01 Election, Number, Qualifications. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders and shall consist of a Chairman of the Board, President and a Secretary. In its discretion, the Board of Directors may also elect a Chief Executive Officer, a Treasurer, one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors by resolution not inconsistent with these Bylaws. Two (2) or more offices may be held by the same person. In its sole discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of Chairman of the Board, President and Secretary shall be filled as expeditiously as possible. In the event of an officer’s absence or inability to act in his official capacity as an officer of the Corporation, the Board of Directors may delegate the duties of such officer to any other officer or director.

Section 4.02 Terms of Offices; Removal. The officers of the Corporation shall hold office until the next annual meeting of the Board of Directors and until their successors are elected or appointed and qualified, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors in its sole discretion. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

Section 4.03 Vacancies. Subject to Section 4.01 of these Bylaws, any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 4.04 Authority and Compensation. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by the Board of Directors. The compensation of officers and agents shall be as fixed from time to time by the Board of Directors or a designated committee thereof.

Section 4.05 Chairman of the Board. The Board of Directors shall appoint a director to serve as Chairman of the Board, who may not serve as the chief executive officer of the Corporation, as determined by the Board of Directors. The Chairman of the Board shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. Except as otherwise provided by law or directed by the Board of Directors, the Chairman of the Board may authorize the Chief Executive Officer, the President, any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.

Section 4.06 Chief Executive Officer. The Chief Executive Officer shall, if there be such an officer, have general powers of oversight, supervision and management of the business and affairs of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall report to the Board of Directors. In the absence of the President, the Chief Executive Officer shall also exercise the powers and perform the duties of the President. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. Except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize the President, any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. The Chief Executive Officer is not required to be a director of the Corporation.

Section 4.07 President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

Section 4.08 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer.

Section 4.09 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special and regular meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall also (a) sign all certificates of shares, (b) keep a share book of the Corporation, together with any and all other books, records, and papers belonging to the Corporation or pertaining to the business thereof, and (c) in general, perform all of the duties which are incident to the office of Secretary of the Corporation, subject to the Board of Directors. The Secretary may also attest contracts, bonds, deeds, leases or conveyances executed by the Corporation.

Article V - NOTICE

Section 5.01 Notice. Whenever notice is required to be given to any director or shareholder, whether pursuant to the TBOC or the Certificate of Formation or these Bylaws, it shall not be construed to mean personal notice, but any such notice may be given (i) in writing, by mail, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the Corporation, (ii) by electronic transmission (if consented to by the director or shareholder pursuant to Section 5.02), or (iii) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder or the director at his address as it appears on the books of the Corporation, with postage thereon prepaid.

Section 5.02 Electronic Notice; Consent. On consent of a shareholder or director, notice from the Corporation required to be given pursuant to the TBOC, the Certificate of Formation or these Bylaws may be provided to such shareholder or director by electronic transmission. The shareholder or director may specify the form of electronic transmission to be used to communicate such notice (e.g., by electronic mail, or “e-mail”). A shareholder or director may revoke their consent to receive notice by electronic transmission at any time by providing written notice to the Corporation. The consent is considered revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary, Assistant Secretary or transfer agent of the Corporation, or another person responsible for delivering notice on behalf of the Corporation, knows that delivery of those two electronic transmissions was unsuccessful. Inadvertent failure to treat the unsuccessful transmissions as a revocation of the consent does not affect the validity of a meeting or other action.

Section 5.03 Waivers.

(a) Whenever by the TBOC or the Certificate of Formation or these Bylaws notice is required to be given to any shareholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or the directors need be specified in any written waiver of notice or any waiver of electronic transmission unless so required by the TBOC, the Certificate of Formation or these Bylaws.

(b) Attendance of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article VI - GENERAL PROVISIONS

Section 6.01 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.02 Dividends and Reserves.

(a) Subject to the TBOC and the Certificate of Formation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors. The determination of shareholders entitled to receive payment of any distribution or dividend shall be made in accordance with Section 2.08.

(b) By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation for any proper purpose or purposes and may abolish any such reserve in the same manner. Earned surplus to the extent so reserved shall not be available for the payment of dividends or other distributions by the Corporation except as expressly permitted by law.

Article VII - CAPITAL SHARES

Section 7.01 Certificates for Shares and Unregistered Shares.

(a) The shares of the Corporation, or any class or series thereof, shall be represented by certificates, shall be uncertificated shares that may be evidenced by book-entry system maintained by the registrar of such shares, or a combination of both, as provided under the TBOC. To the extent that shares are represented by certificates, such certificates, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send the registered owner thereof a written notice of all information that would appear on a certificate. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

(b) The certificates representing shares of each class shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President or the Executive Vice President/Chief Financial Officer, and by the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(c) The share ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors.

(d) The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at times and places that the requirements of the Corporation may necessitate and the Board of Directors may designate.

(e) A person in whose name shares of the Corporation stand on the books of the Corporation will be deemed the owner of the shares, provided that whenever any transfer of shares will be made for collateral security, and not absolutely, and written notice of the transfer is given to the Secretary or the transfer agent, that fact will be stated in the entry of the transfer.

(f) When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate for the shares, may require from the person seeking the transfer reasonable proof of that person’s right to the transfer. If there is a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond will be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

Section 7.02 Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any certificate representing any shares of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate. The Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the shares of the Corporation, may, in their discretion, require the owner of the lost, stolen, mutilated or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate. Any such new certificate shall be plainly marked “DUPLICATE” on its face.

Section 7.03 Registration of Transfers. No transfer of shares shall be valid as against the Corporation, its shareholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the share records of the Corporation by an entry showing from and to whom transferred. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation.

Section 7.04 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas. Each shareholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any shareholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the share record books of the Corporation or at such person’s last known post office address.

Article VIII - Liability of Governing person

Section 8.01 Liability of Directors. No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in their capacity as a director except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the Corporation to the extent he or she is found liable for:

(a) A breach of duty of loyalty to the Corporation or its shareholders;

(b) An act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(c) A transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or

(d) An act or omission for which the liability of a director is expressly provided by an applicable statute.

Article IX - INDEMNIFICATION; INSURANCE

Section 9.01 Indemnification of Directors and Former Directors. Each person who was or is a respondent or defendant or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “proceeding”), whether or not by or in the right of the Corporation, because such person is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venture, proprietor, trustee, employee, administrator, agent or similar functionary (a “representative”) of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (each, an “organization”) (hereinafter a “Covered Director”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other reasonable expenses (all of the foregoing hereinafter referred to as “expenses”) actually incurred by such person in connection with such proceeding and such right to indemnification shall continue as to a person who has ceased to be a director or representative and shall inure to the benefit of his or her heirs, executors and administrators. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

Section 9.02 Indemnification of Officers and Former Officers. The Corporation shall indemnify each person who was or is a respondent or defendant or threatened to be made a respondent or defendant, or testifies or otherwise participates, in any proceeding, whether or not by or in the right of the Corporation, because such person is or was an officer of the Corporation or, while an officer of the Corporation, is or was serving at the request of the Corporation as a representative of another organization (hereinafter a “Covered Officer” and together with a Covered Director, a “Covered Person”), to the same extent that the Corporation may indemnify and advance expenses to a director of the Corporation under the TBOC, and such right to indemnification shall continue as to a person who has ceased to be an officer or representative and shall inure to the benefit of his or her heirs, executors and administrators.

Section 9.03 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 9.01 or Section 9.02, as the case may be, a Covered Person shall also have the right to be paid or reimbursed by the Corporation the reasonable expenses incurred in defending, testifying or otherwise participating in any such proceeding, in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”) and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, an advancement of expenses incurred by a Covered Person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such person of such person’s good faith belief that he has met the standard of conduct necessary for indemnification under the TBOC and a written undertaking (hereinafter an “undertaking”), by or on behalf of such person, to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBOC.

Section 9.04 Right of Indemnitee to Bring Suit. If a claim under Section 9.01, Section 9.02 or Section 9.03 is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Covered Person has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, special legal counsel, or its shareholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

Section 9.05 Indemnification of Other Persons. This Article IX shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any person who is or was serving at the request of the Corporation as a representative of another organization to the same extent that it may indemnify and advance expenses to Covered Persons under this Article IX and to any such further extent as may be authorized or permitted by law.

Section 9.06 Non-Exclusivity of Rights. The rights provided to a Covered Person pursuant to this Article IX shall not be exclusive of any other right which any such person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Formation or these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

Section 9.07 Insurance and Other Arrangements. The Corporation may, to the extent permitted by law, purchase and maintain insurance, create a trust fund, establish any form of self-insurance (including a contract to indemnify), secure its indemnity obligation by grant of a security interest or other lien on assets of the Corporation, establish a letter of credit guaranty or security arrangement, or establish and maintain any other arrangement (any of the foregoing hereinafter called an “arrangement”) on behalf of any person who is or was serving as a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a representative of another organization against any liability asserted against such person and incurred by such person in such a capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify such person against such liability. If the insurance or other arrangement involves self-insurance or is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if the insurance or arrangement has been approved by the shareholders.

Section 9.08 Amendments. Any repeal or amendment of this Article IX by the Board of Directors or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 9.09 Certain Definitions. For purposes of this Article IX, (a) the Corporation shall be deemed to have requested a director or officer of the Corporation to serve as a representative of an employee benefit plan whenever the performance by such person of his or her duties to the Corporation also imposes duties on or otherwise involves services by such person to the plan or participants or beneficiaries of the plan, and (b) any action taken or omitted by a such a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests” of the Corporation for purposes of Section 8.001 of the TBOC.

Section 9.10 Contract Rights. The rights provided to Covered Persons pursuant to this Article IX shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 9.11 Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9.12 Federal Deposit Insurance Act. Notwithstanding any provision of this Article IX to the contrary, all indemnification payments shall be consistent with the requirements of Section 18(k) of the Federal Deposit Insurance Act and the implementing regulations thereunder.

Article X - AMENDMENTS

Section 10.01 Amendments. The Board of Directors may amend or repeal these Bylaws, or adopt new Bylaws unless (a) the Certificate of Formation or the TBOC wholly or partially reserves such power exclusively to the shareholders, or (b) the shareholders in amending, repealing or adopting a particular Bylaw shall have expressly provided in such Bylaw or in this Article X that the Board of Directors may not amend or repeal that Bylaw. Unless the Certificate of Formation or a Bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the Bylaws, the shareholders may amend, repeal, or adopt Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors. Notwithstanding anything herein to the contrary, Section 3.02 of these Bylaws may not be amended without the affirmative vote of a majority of the issued and outstanding shares of the Corporation.

Article XI - EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action for breach of duty to the Corporation or the Corporation’s shareholders by any current or former officer or other employee or agent or director of the Corporation, (iii) any action against the Corporation or any current or former director, officer or other employee or agent or director of the Corporation arising pursuant to any provision of the TBOC, the Certificate of Formation or these Bylaws, or (iv) any action against the Corporation or any current or former officer or other employee or agent or director of the Corporation governed by the internal affairs doctrine shall be the United States District Court for the Southern District of Texas, Houston Division, or in the event that court lacks jurisdiction to hear such action, the District Courts of the County of Harris, Texas, unless neither court has personal jurisdiction over an indispensable party named as a defendant. Failure to enforce the foregoing provisions would cause the corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. If any action the subject matter of which is within the scope of this Article XI is filed in a court other than a court located within the State of Texas (a “Foreign Action”) by or in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Texas in connection with any action brought in such court to enforce the provisions of this Article XI and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. The provisions of this Article XI shall not apply to claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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